CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Sky Quarry Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-291721) of our report dated March 31, 2026, with respect to the consolidated balance sheets of Sky Quarry Inc. and subsidiaries as of December 31, 2025 and 2024, the related statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the years then ended, and the related notes.

/s/ Tanner LLP

Lehi, Utah

April 22, 2026